Purchase and Sale Agreement



BY  AND  BETWEEN:

Pacific  Agmark
1630  King  Crescent
Abbotsford,  British  Columbia,  Canada  V2S  7M7
(hereinafter  referred  to  as  the  "Seller")

                                                              -OF THE FIRST PART

AND:

Nutri  Berry  Industries,  Inc.
20269  Fraser  Highway
Langley,  British  Columbia,  Canada  V3A  4E7
(hereinafter  referred  to  as  the  "Purchaser"

                                                             -OF THE SECOND PART

WHEREAS:

THE  SELLER  HEREBY  WARRANTS  THAT:

(1) The Seller is a partnership of the Province of British Columbia, Canada, and has the authority to enter into this Purchase and Sale Agreement to sell all of the marketing research, market studies, names and addresses of the potential business clients, associated business entities and any and all referrals as it relates to the wholesale produce business of the crops (hereinafter referred to as "Crops") of blueberries, cranberries, fresh, fresh frozen, freeze dried and berry concentrates, hereinafter referred to as the "business assets". One of the partners of the Seller is Henry Martens, the President and Board Chairman of the Purchaser, who will resign from Pacific AgMark upon the signing of this Purchase and Sale Agreement.

(2) The Seller is the bona-fide owner of the business assets and has the ability to sell the business assets at a specified price.

(3) The Seller is hereby offering the sale of the subject business assets in the form of market data, market studies, market research of potential buyers of the Crops, all of the industry information regarding the Crops and any and all information pertaining to the wholesale purchasing of the Crops and the re-sale to the Purchaser's customers.

(4) The Seller hereby warrants that these assets are the entire assets of the business of the Seller which relates to and are pursuant to the business of the Purchaser.

(5) The Seller hereby warrants that it will not compete with the Purchaser in the business of whole produce as it relates to the Crops under contract with Gladwin Farms, Ltd., and not compete with the Purchaser in their normal course of business in the bulk sale of berry crops to the general and institutional food and nutriceutical industries. The Seller will limit its business activity to minimal berry sales to small grocery distributors within the Province of British Columbia, Canada.


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THE  PURCHASER  HEREBY  WARRANTS  THAT:

(1) The Purchaser is a publicly held Nevada corporation and has the Board of Directors approval to enter into this Agreement.

(2) The Purchaser is desirous of purchasing the subject business assets from the Seller for $80,000 USD, which is estimated to be the Seller's direct expenses in the development of the subject business assets.


(3) The Purchaser agrees to purchase the subject business assets from the Seller and take delivery of all of the books and records pertaining to the business assets upon the signing of this Purchase and Sale Agreement.



NOW  THE  PARTIES  DO  HEREBY  AGREE  AS  FOLLOWS:

(1) The Seller and Purchaser are entering into this Purchase and Sale Agreement this 29th day of April, 2002.


(2) In the event of dispute regarding this Purchase and Sale Agreement, the Parties hereto agree to the jurisdiction of the state of Nevada for any and all legal matters pertaining to the Purchase and Sale Agreement.




THE  FOLLOWING  DO  HEREBY  AFFIX  THEIR  SIGNATURES:

Seller:

________________________________________
Mr.  Darrell  Thune


Purchaser:

________________________________________
Mr.  Henry  Martens  for  Nutri  Berry  Industries,  Inc.